Exhibit 99.1

Investor & Press Contact:

Steve Kunszabo
Steve Kunszabo
Organovo Holdings, Inc.
+1 (858) 224-1092
skunszabo@organovo.com

ORGANOVO APPOINTS NEW BOARD MEMBER

SAN DIEGO – February 20, 2018 – Organovo Holdings, Inc. (NASDAQ:ONVO) (“Organovo”), a biotechnology company pioneering the development of 3D bioprinted tissues aimed at treating a range of serious adult and pediatric liver diseases, today announced that its board of directors has appointed one new member.  Ms. Carolyn Beaver, former Chief Financial Officer of Sequenom Inc., will join Organovo’s board, effective immediately.  Ms. Beaver’s appointment increases the number of Organovo directors to nine.

“Carolyn brings significant audit and financial management expertise to our board,” said Taylor J. Crouch, CEO, Organovo.  “Her senior leadership experience across the life sciences sector adds to the strength of our already outstanding board, and I look forward to tapping into her impressive skill set as we drive our lead program toward the clinic over the next two years.”

Ms. Carolyn Beaver has over 30 years of audit and financial management experience.  She previously held several positions at Sequenom Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015 and Vice President and Chief Accounting Officer from June 2012 to March 2015.  Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation.  She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006.  Ms. Beaver was a director of Commerce National Bank, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013.  Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002.  She was named a director and member of the audit committee of MaxLinear, Inc., a high-performance broadband and networking semiconductor company, in December 2018.  Ms. Beaver received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.

About Organovo Holdings, Inc.

Organovo is a biotech platform company that has developed a leadership position with its revolutionary ability to 3D bioprint tissues with human functionality.  The Company is pursuing multiple IND-track programs to develop its NovoTissues® to address a number of serious unmet medical needs in adult and pediatric populations, initially focusing on liver disease.  Organovo’s first IND-track program for Alpha-1-antitrypsin deficiency recently received orphan drug designation from the FDA, and the Company expects to file its first IND in 2020.  In order to support its plan to initiate multiple IND-track programs, the Company is providing access to its ExVive™ in vitro tissue disease modeling platform to facilitate high value drug discovery and development collaborations.  Organovo’s wholly-owned subsidiary, Samsara Sciences, provides the Company and its clients with high quality human liver and kidney cells for research applications.  Organovo is changing the shape of life science research and transforming medical care.  Learn more at www.organovo.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the potential benefits and therapeutic uses of the Company’s therapeutic liver tissue, including the benefits of an orphan designation; the Company’s expectations regarding the FDA regulatory pathway and anticipated timelines for its regulatory filings; the Company’s ability to successfully complete additional preclinical studies; the Company’s ability to meet market demand; and customer demand for and acceptance of its disease modeling and other in vitro tissue platforms.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the possibility that the final results of the Company's preclinical studies may be different from the Company's studies or interim preclinical data results and may not support further clinical development of its therapeutic tissues; the Company may not successfully complete the required preclinical and clinical trials required to obtain regulatory approval for its therapeutic tissues on a timely basis or at all; the Company may not be able to obtain sufficient raw materials to meet market demand for its therapeutic products; risks that competitive products may adversely impact the market opportunity for the Company’s therapeutic tissue candidates; the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the Company’s ability to execute framework agreements involving multi-year commitments and routine use on a timely basis, or at all; the Company’s ability to successfully complete studies and provide the technical information required to support market acceptance of its products, services and technology, on a timely basis or at all; the Company’s ability to raise sufficient funds to support its business plan and ongoing operations; the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies, including its use of third party distributors; the Company’s ability to recognize deferred revenue; and the Company’s ability to meet its fiscal-year 2019 goals and outlook. These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2018. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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